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                                                                      EXHIBIT 11

                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
Short-Term Investments Trust.:

We consent to the use of our reports on the Treasury Portfolio and the Treasury TaxAdvantage Portfolio (series portfolios of Short-Term Investments Trust) dated October 2, 1998 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Reports" in the Statements of Additional Information.


                                                     /s/ KPMG Peat Marwick LLP
                                                     KPMG Peat Marwick LLP



Houston, Texas
November 23, 1998